Exhibit 10.1

AMENDMENT NO. 8 TO SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 8 TO SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 22nd day of December, 2022, and amends and is supplemental to that certain second amended and restated senior secured term loan credit facility agreement dated as of December 31, 2021 (as amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the “Credit Facility Agreement”), and is by and among (1) SEACOR OFFSHORE OSV LLC, a Delaware limited liability company (“Offshore OSV”), (2) SEACOR BRAVE LLC, SEACOR CHIEF LLC and SEACOR FEARLESS LLC, each a Delaware limited liability company and SEACOR COURAGEOUS LLC and SEACOR RESOLUTE LLC, each a Marshall Islands limited liability company (the “Vessel Owners”; and together with Offshore OSV as joint and several borrowers, the “Borrowers”), (3) the banks and financial institutions listed on Schedule I of the Credit Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Facility Agreement, the “Lenders”), (4) DNB BANK ASA, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), as security trustee (in such capacity, the “Security Trustee”) and as facility agent (in such capacity, the “Facility Agent”), and (5) COMERICA BANK, as outgoing facility agent and a Lender. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Facility Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers have requested that the Lenders extend the Final Payment Date of the Loan;

WHEREAS, the Borrowers and the Lenders party thereto have agreed to execute and delivery this Amendment in order to (i) extend the Final Payment Date with respect to the portion of the Loan by the Lenders in return for an increase to the Margin owed to the Lenders, and (ii) amend certain other terms and provisions of the Credit Facility Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of the Credit Facility Agreement and Transaction Documents. The parties hereto agree that on the Effective Date (as hereinafter defined):

(a) All references to “this Agreement” shall be deemed to refer to the Credit Facility Agreement, as amended hereby, and each reference to the “Credit Facility Agreement”, including any prior iteration thereof, in any Transaction Document shall be deemed to be a reference to the Credit Facility Agreement as amended, supplemented or otherwise modified from time to time, I including but not limited to as amended and restated by this Amendment.

(b) The definition of “Class(es)” is hereby added to Section 1.1 of the Credit Facility Agreement:

““Class(es)” shall mean either or both, as the context requires, Class A or Class B;”;

(c) The definition of “Class A Debt” is hereby added to Section 1.1 of the Credit Facility Agreement:

““Class A Debt” shall mean, with respect to the Facility, the principal amount outstanding from time to time, made available by certain Lenders, initially in the amount and as designated as Class A Debt as set forth on Schedule 1;”;

(d) The definition of “Class B Debt” is hereby added to Section 1.1 of the Credit Facility Agreement:

““Class B Debt” shall mean, with respect to the Facility, the principal amount outstanding from time to time made available by certain Lenders, initially in the amount and as designated as Class B Debt as set forth on Schedule 1;”;

(e) The definition of “Final Payment Date” in Section 1.1 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

““Final Payment Date” shall mean, (a) with respect to Class B Debt, December 31, 2023, and (b) with respect to Class A Debt, March 31, 2026;”;

(f) The definition of “Margin” in Section 1.1 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

““Margin” shall mean, in relation to Class A, the rate per annum equal to 4.75% and in relation to Class B, the rate per annum equal to 4.68%;”;

(g) The definition of “Note” in Section 1.1 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

““Note” shall mean each promissory note to be executed by the Borrowers to the order of each Lender to evidence a Class, substantially in the form set out in Exhibit A;”;

(h) The definition of “Repayment Fee” in Section 1.1 of the Credit Facility Agreement is hereby deleted in its entirety.

(i) The definition of “Tranche(s)” in Section 1.1 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

““Tranche(s)” shall mean any or all, as the context requires, of Tranche 1, Tranche 2, Tranche 3, Tranche 4, or Tranche 5; for the avoidance of doubt, each Tranche shall be bifurcated into two classes pro rata according to the original interest percentage of each Lender in the Facility amount, as set forth on Schedule 1;”;

(j) Section 5.1 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

“5.1 Repayment.

(a) Quarterly Installments. On each Payment Date from and including:

(i)

December 31, 2022 up to and including December 31, 2023, which is the Class B Debt Final Payment Date, the Borrowers shall repay the principal amount of the Facility in an amount equal to $500,000.00, and

(ii)	March 31, 2024 up to and including the Class A Debt Final Payment Date, the Borrowers shall repay the principal amount of the Facility in an amount equal to $330,450.00.

(b) Maturity. The Borrowers shall repay the outstanding principal amount of:

(iii)

the Class B Debt on the Class B Debt Final Payment Date, together with accrued but unpaid interest thereon and any fees and other amounts (other than Class A Debt) owing to any Creditor under the Transaction Documents on the Class B Debt Final Payment Date relating to the Class B Debt for which that Creditor (or its Affiliate) is a Lender, it being understood that notwithstanding anything contained in this Agreement to the contrary, such payment shall be applied to the Class B Debt only, and not to any Class A Debt, regardless of Tranche; and

(iv)

The Class A Debt on the Class A Debt Final Payment Date, together with accrued but unpaid interest thereon and any fees and other amounts owing to any Creditor under the Transaction Documents on the Class A Debt Final Payment Date relating to the Class A Debt for which that Creditor (or its Affiliate) is a Lender”;

(k) Section 5.5 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

“5.5 Interest and Cost With Application of Prepayments. Any and all prepayments of the Facility or a Class hereunder, (including, without limitation, those made pursuant to Sections 5 and 9.4) shall be subject to the condition that on the date of prepayment by or on behalf of the Borrowers all accrued interest to the date of such prepayment shall be paid in full with respect to the Loan or a Class or portions thereof being prepaid, together with any and all costs or expenses incurred by any Lender in connection with any breaking of funding for prepayments other than on the last day of the applicable Interest Period (as certified by the relevant Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrowers).”;

(l) Section 5.6 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

“5.6 Borrowers’ Obligation Absolute. The Borrowers’ obligation to pay each Creditor hereunder and under the Notes shall be absolute, unconditional, irrevocable and joint and several, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or may have had against any Creditor. If (and only if) requested by a Lender, the Borrowers shall promptly deliver to such Lender a Note evidencing such Lender’s portion of the Loan or a Class.”;

(m) Section 5.7 of the Credit Facility Agreement is hereby deleted in its entirety;

(n) Section 15.3 of the Credit Facility Agreement is hereby deleted in its entirety and restated as follows:

“15.3 Distribution of Payments. Whenever any payment is received by the Administrative Agent or the Security Trustee from the Borrowers for the account of the Lenders, or any of them, whether of principal or interest on the Notes, commissions, fees under Section 13 or otherwise, it will thereafter cause to be distributed on the day of receipt if received before 10:00 a.m. New York time, or on the day after receipt if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments in respect of a Class, in each case to be applied according to the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any payment received by the Administrative Agent or the Security Trustee in respect of the Class B Debt pursuant to Section 5.1 hereof, whether due or to become due on the Class B Debt Final Repayment Date shall be applied in full to amounts due to repayment of the Class B Debt and, to the extent applicable, any other amounts owing in relation to the Class B Debt for which a Creditor (or its affiliate) is a Lender. Unless the Administrative Agent or the Security Trustee, as the case may be, shall have received notice from the Borrowers prior to the date when any payment is due hereunder that the Borrowers will not make any payment on such date, the Administrative Agent or the Security Trustee may assume that the Borrowers have made such payment to the Administrative Agent or the Security Trustee, as the case may be, on the relevant date and the Administrative Agent or the Security Trustee may, in reliance upon such assumption, make available to the Lenders on such date a corresponding amount relating to such payment ratably to the Lenders according to their respective Commitments in respect of a Class. If and to the extent that the Borrowers shall not have so made such payment available to the Administrative Agent or the Security Trustee, as the case may be, the Lenders and the Borrowers (but without duplication) severally agree to repay to the Administrative Agent or the Security Trustee, as the case may be, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lenders until the date such amount is repaid to the Administrative Agent or the Security Trustee, as the case may be, as calculated by the Administrative Agent or Security Trustee to reflect its cost of funds.”;

(o) Schedule I of the Credit Facility Agreement is hereby amended and restated in its entirety in the form attached as Annex A hereto; and

(p) Exhibit A (Form of Promissory Note) of the Credit Facility Agreement is hereby deleted and replaced with Exhibit A (Form of Note) in the form attached as Annex B hereto.

2. Conditions to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been met:

(a) Amendment. The parties hereto shall have duly executed and delivered this Amendment.

(b) Borrowers Authority. The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

(i) copies, certified as true and complete by an authorized signatory of each of the Borrowers, of the resolutions of the directors, members or managers thereof and resolutions of the partners, members, or shareholders thereof evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

(ii) copies, certified as true and complete by an authorized signatory of each of the Borrowers, of the certificate of formation, certificate of incorporation, the operating agreement, limited liability company agreement, bylaws or management agreement, as the case may be, or equivalent constituent document thereof;

(iii) copies, certified as true and complete by an authorized signatory of each of the Borrowers, of the names and true signatures of the officers of such Borrowers who will sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(iv) certificate of an authorized signatory of each of the Borrowers certifying as to the record ownership of all of its issued and outstanding shares or membership interests, as the case may be;

(v) certificate of the jurisdiction of the Borrowers as to the good standing thereof; and

(vi) a certificate signed by the Chairman, President, Executive Vice President, Treasurer, Comptroller, Controller or chief financial officer of each of the Borrowers to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of the Borrowers contained in the Credit Facility Agreement are true and correct as of the date of such certificate.

(c) The Notes. Each of the Borrowers shall have duly executed and delivered each of the Notes to the Administrative Agent (for distribution to the Lenders) and the Lenders shall have marked each of the notes, if any, issued by the Borrowers pursuant to the terms of the Credit Facility Agreement as “Cancelled” immediately upon its receipt of a new Note under this paragraph (c), and use commercially reasonable efforts to return such previously issued notes to the Borrowers.

(d) Mortgage Amendments. The Administrative Agent shall have received satisfactory evidence that (i) an amendment to each of the Mortgages covering the Vessels has been submitted for filing on the Effective Date with the appropriate authorities for the United States or Marshall Islands, as applicable, reflecting the terms of this Amendment, and (ii) that each such mortgage amendment has been recorded by such relevant authorities no later than thirty (30) days following the Effective Date hereof and continues to constitutes a first priority mortgage lien securing, among other things, the Credit Facility Agreement, as amended and restated hereby.

(e) Legal Opinions. The Administrative Agent, on behalf of the Agents and the Lenders, shall have received opinions addressed to the Administrative Agent from Watson Farley & Williams LLP, special counsel to the Security Parties for this transaction, in such form as the Administrative Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the State of Delaware, the State of New York, the Republic of the Marshall Islands, the United States of America and such other jurisdictions as the Administrative Agent may deem relevant, covering certain of the representations and warranties and conditions which are the subjects of Sections 2 and 4 of the Credit Facility Agreement, respectively.

(f) Licenses, Consents and Approvals. The Administrative Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by this Amendment have been obtained.

3. Confirmation of Obligations. Each of the Vessel Owners hereby agrees and confirms that the Collateral granted by it under the Security Documents to which it is a party, and any and all of its obligations thereunder, shall continue in full force and effect after the entry into and effectiveness of this Amendment and shall continue to secure the obligations under the Credit Facility Agreement as amended hereby and the other Transaction Documents.

4. Expenses. The Borrowers hereby agree to pay to the Agents all reasonable expenses related to this Amendment in accordance with Section 13.2 of the Credit Facility Agreement, including any expenses of preparation, negotiation, execution and administration of this Amendment and the reasonable fees and disbursements of the Agents’ and Lenders’ counsel in connection herewith.

5. Representations and Warranties. Each of the Borrowers represents and warrants to the Administrative Agent that:

(a) all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of all necessary corporate or shareholder approvals and all governmental approvals, including those of any monetary or exchange control authority) precedent to the entering into of this Amendment to constitute this Amendment the duly authorized, legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws; and

(b) immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Facility Agreement, as amended hereby (with the exception of the representation set forth in Section 2.1(u)), are true and correct in all material respects and no Event of Default shall have occurred and be continuing.

6. No Defaults. Each of the Borrowers hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

7. Covenants. Each of the Borrowers hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Facility Agreement, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Credit Facility Agreement, as amended hereby, shall remain in effect.

8. No Other Amendment. All other terms and conditions of the Credit Facility Agreement and each other Transaction Document shall remain in full force and effect and the Credit Facility Agreement and each other Transaction Document shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be. All amendments of the Credit Facility Agreement entered into prior to the date of this Amendment remain in full force and effect.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10. Transaction Document. This Amendment is hereby designated by the Administrative Agent and the Borrowers as a Transaction Document.

11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or representatives as of the date first above written.

BORROWERS:

SEACOR OFFSHORE OSV LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR BRAVE LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR CHIEF LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR COURAGEOUS LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR FEARLESS LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR RESOLUTE LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

[Signature Page to OSV Amendment No. 8 to Credit Agreement]

DNB BANK ASA, New York Branch, as Administrative Agent, Security Trustee and Facility Agent

By:	/s/ Samantha Stone
Name: Samantha Stone
Title: Vice President

By:	/s/ Pam Sorenson
Name: Pam Sorenson
Title: Assistant Vice President

DNB CAPITAL LLC, as Lender

By:	/s/ Andreas K. Hundven
Name: Andreas K. Hundven
Title: Vice President

By:	/s/ Andrew J. Shohet
Name: Andrew J. Shohet
Title: Senior Vice President

DNB MARKETS, INC., as Bookrunner and Mandated Lead Arranger

By:	/s/ Tor Ivar Hansen
Name: Tor Ivar Hansen
Title: Managing Director

By:	/s/ Emilio Fabbrizzi
Name: Emilio Fabbrizzi
Title: Managing Director

[Signature Page to OSV Amendment No. 8 to Credit Agreement]

COMERICA BANK, as Lender

By:	/s/ Lesley B. Higginbotham
Name: Lesley B. Higginbotham
Title: Vice President

[Signature Page to OSV Amendment No. 8 to Credit Agreement]

Annex A

Schedule I

Lenders and Commitments

Name/Notice Details	Outstanding Principal Amount (and Percentage) of Class A Debt as of Effective Date of Amendment No. 8 to Credit Facility Agreement	Outstanding Principal Amount (and Percentage) of Class B Debt as of Effective Date of Amendment No. 8 to Credit Facility Agreement
DNB CAPITAL LLC 30 Hudson Yards, 81st Floor New York, New York 10001 Facsimile No.: 212-681-3900 Telephone No.: 212-681-3821 Email: Andreas.Kastad.Hundven@dnb.no Attention: Mr. Andreas Hundven	$10,939,696.93 (66.09%)	$0

COMERICA BANK 2 Riverway, Suite 1300 Houston, Texas 77056 Facsimile No.: 713-507-7986 Telephone No.: 713-507-7995 Email: LBHigginbotham@comerica.com Attention: Ms. Lesley B. Higginbotham	$0	$5,612,614.87 (33.91%)